Exhibit 15

November 10, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 10, 2014 on our review of interim financial information of Nabors Industries Ltd. for the three- and nine-month periods ended September 30, 2014 and September 30, 2013 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2014 is incorporated by reference in its Registration Statement on Form S-8 (Registration Numbers 333-87069-99, 333-11313-99, 333-121908, 333-155291, 333-166598, 333-184165 and 333-190104).

Very truly yours,

/s/ PricewaterhouseCoopers LLP